Exhibit 10.1

FIRST AMENDMENT
TO
BIO-PATH HOLDINGS, INC.

2022 STOCK INCENTIVE PLAN

This First Amendment (the “First Amendment”) to that certain Bio-Path Holdings, Inc. 2022 Stock Incentive Plan (the “Plan”) of Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), is adopted as of October 16, 2024, subject to the approval of the stockholders of the Company. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, pursuant to subsection 16.1 of the Plan, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan, provided that any amendment that would increase the number of Shares reserved for issuance under the Plan (other than in accordance with an adjustment pursuant to subsection 15.1 of the Plan) must be approved by the stockholders of the Company within twelve (12) months before or after such amendment; and

WHEREAS, the Board unanimously approved this First Amendment to increase the number of Shares reserved for issuance under the Plan as set forth herein, subject to the approval of the stockholders of the Company, and has recommended that the stockholders of the Company approve this First Amendment.

NOW, THEREFORE, in connection with the foregoing, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

Subsection 4.1 is hereby deleted in its entirety and replaced with the following:

1.                   “4.1 Share Reserve. Except as otherwise provided in this Section 4, the maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan shall not exceed 1,265,000. All or any portion of the Share reserve may be issued in connection with the exercise of Incentive Stock Options. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be issued Shares that have been repurchased or acquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan.”

Except as amended and modified by this First Amendment, the Plan shall continue in full force and effect, and the Plan and this First Amendment shall be construed as one and the same instrument.

The foregoing is hereby acknowledged as being the First Amendment to the Bio-Path Holdings, Inc. 2022 Stock Incentive Plan, as adopted by the Board on October 16, 2024, subject to approval by the Company’s stockholders.

BIO-PATH HOLDINGS, INC.

By:	/s/ Peter H. Nielsen
Name: Peter H. Nielsen
Title: President and Chief Executive Officer